     As filed with the Securities and Exchange Commission on April 13, 2004

                                                           Registration No. 333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                                 TELKONET, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             UTAH                                        87-0627421
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                              902-A COMMERCE ROAD,
                            ANNAPOLIS, MARYLAND 21401
                                 (410) 897-5900
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                         of Principal Executive Offices)
                                 ---------------
                                Ronald W. Pickett
                             Chief Executive Officer
                               902-A Commerce Road
                            Annapolis, Maryland 21401
                     (Name and Address of Agent for Service)
                                 (410) 897-5900
          (Telephone Number, Including Area Code, of Agent for Service)
                                 ---------------
                                    copy to:
                             William J. Conti, Esq.
                              Baker & Hostetler LLP
                           1050 Connecticut Avenue, Nw
                                   Suite 1100
                             Washington, D.C. 20036
                                  202-861-1726
                               202-861-1783 (FAX)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon effectiveness of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
_______________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                --------------
                                        CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

 TITLE OF EACH CLASS OF                             PROPOSED MAXIMUM           PROPOSED
    SECURITIES TO BE          AMOUNT TO BE         OFFERING PRICE PER      MAXIMUM AGGREGATE          AMOUNT OF
       REGISTERED              REGISTERED                 UNIT              OFFERING PRICE        REGISTRATION FEE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock,
$0.001 par value               15,527,997              $ 5.11 (1)           $79,348,065 (1)            $10,054
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission (SEC), acting pursuant to said Section 8(a), may determine.

         The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of offers to buy these securities in any state where the offer or sale is not complete.

                   Subject to completion, dated April 12, 2004


                                   PROSPECTUS

                                 TELKONET, INC.

                                15,527,997 Shares

                                  Common Stock

         This prospectus covers 15,527,997 shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of the shares of our common stock pursuant to this prospectus.

         The selling stockholders may sell the shares of our common stock through ordinary brokerage transactions or through any other means described in this prospectus under "PLAN OF DISTRIBUTION." The price at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

         Our common stock is traded on the American Stock Exchange under the symbol "TKO." On April 12, 2004, the last reported sale price of our common stock was $5.11.

         INVESTING IN SHARES OF OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                -----------------

                 The date of this prospectus is April 13, 2004.

                                TABLE OF CONTENTS


                                                                         Page
                                                                         ----
The Company                                                                1
Risk Factors                                                               4
Forward-Looking Statements                                                 9
Use of Proceeds                                                            9
Selling Stockholders                                                       9
Plan of Distribution                                                      14
Experts                                                                   15
Legal Matters                                                             15
Incorporation By Reference                                                15
Where You Can Find More Information                                       16

                                   THE COMPANY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND INCORPORATED INTO THIS PROSPECTUS BY REFERENCE. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU IN CONSIDERING AN INVESTMENT IN OUR COMMON STOCK. YOU SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS, INCLUDING THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT DECISION.

OVERVIEW

         Telkonet, Inc. was formed in 1999 to develop products for use in the powerline communications (PLC) industry. PLC products use existing electrical wiring in commercial buildings and residences to carry high speed data communications signals, including the Internet. Since Telkonet's formation, it has worked on the development and marketing of its PLC technology.

         Telkonet's PLC technology, the "PlugPlus(TM)" product suite, consists of three separate components, the Gateway, the Coupler and the iBridge. The Gateway, the hub of the PlugPlus(TM) product suite, is a modular, self-contained unit that accepts data from an existing network on one port and distributes it via a second port. The Gateway integrates a communications processor that runs a series of proprietary applications under Linux. The signal generated by the Gateway can be directly coupled into low voltage wiring via the Coupler, which interfaces directly between the Gateway and the building's electrical panel. Multi-panel buildings typically require multiple Couplers, which are connected to the Gateway via inexpensive coaxial cable and concentrated using standard radio frequency splitters. A suite of software applications running on the Gateway can perform communications functions or system management functions. The iBridge serves as the user's network access device and connects to a user's personal computer through a standard Ethernet cable. The iBridge's AC line cord serves as its power source as well as its network interface. Telkonet also offers the eXtender, a fourth optional device, as part of its PlugPlus(TM) product suite. The eXtender is used to extend the reach of the Gateway in larger buildings or campus environments.

         The PlugPlus(TM) product suite delivers data to the user at speeds in excess of 7 Mega bits per second (Mbps), with burst speeds of 12.6 Mbps. The PlugPlus(TM) product suite is installed by connecting an incoming broadband signal (DSL, TL, satellite or cable modem) into the Gateway and connecting the Gateway to a building's electrical panel using one or more Couplers. Once installed, the Gateway distributes the high-speed Internet signal throughout the entire existing network of electrical wires within the building. The user may access a high-speed Internet signal by plugging the iBridge into any electrical outlet and connecting a personal computer to the iBridge using the computer's built-in Ethernet port. Multiple personal computers connected to the iBridge can communicate with one another and can share a single broadband resource via the Gateway.

         In September 2002, Telkonet confirmed through an independent, Federal Communications Commission (FCC) certified testing lab that its PLC product line meets the FCC technical requirements for Class A digital devices. In June 2003, Telkonet confirmed that its PLC product line also meets the requirements for Class B digital devices. As a result, no further testing of these products is required and the devices may be manufactured and marketed for commercial or residential use. The FCC permits the operation of unlicensed digital devices that radiate radio frequency emissions if the manufacturer complies with certain equipment authorization procedures, technical requirements, marketing restrictions and product labeling requirements.

         Telkonet has applied for patents that cover its unique technology and has utilized the recently announced advancements in transmission speeds to build its next generation of products that will be launched into the hospitality market. Telkonet continues to identify, design and develop enhancements to its core technologies that will provide additional functionality, diversification of application and desirability for current and future users. Telkonet intends to protect this intellectual property by filing additional patent applications.

         In September 2003, Telkonet received approval from the U.S. Patent and Trademark Office for its "Method and Apparatus for Providing Telephonic Communication Services" patent. Notwithstanding the issuance of this patent, there can be no assurance that any of Telkonet's current or future patent applications will be granted, or, if granted, that such patents will provide necessary protection for Telkonet's technology or its product offerings, or be of commercial benefit to Telkonet.

         During the years ended December 31, 2003 and 2002, the Company spent $1,370,785 and $1,279,145 on research and development activities, respectively. The primary developments arising from these research and development efforts included improved network reach with the introduction of Telkonet's secondary gateway, the introduction of an encrypted key-change-over-powerline feature to ease security management, an improved ability to remotely monitor network status and the addition of a VLAN support function for enhanced integration with subscriber management and billing systems. Telkonet's current focus is the reduction of total solution cost and improved performance, streamlined installation and a reduction in the time and cost of installation and developing a low-cost "plug and play" system for home networking applications.

         Telkonet is a member of the HomePlug(TM) Powerline Alliance, an industry trade group that engages in marketing and educational initiatives, and sets standards and specifications for products, in the powerline communications industry.

         Telkonet's principal executive offices are located at 902 A Commerce Road, Annapolis, Maryland 21401.

RECENT DEVELOPMENTS

         On January 24, 2004, Telkonet's common stock was listed for trading on the American Stock Exchange under the ticker symbol "TKO." Prior to January 24, 2004, Telkonet's common stock was quoted on the OTC Bulletin Board under the symbol "TLKO.OB."

         On February 18, 2004, Telkonet completed a private offering of its common stock resulting in net proceeds to Telkonet of approximately $12.8 million. The Company sold 6,387,600 shares of its common stock in the private offering at a price equal to the average closing price per share over the 30 trading days ending February 5, 2004, discounted by 18.0%. CDC Securities, Inc. acted as Telkonet's placement agent in the transaction. CDC Securities is an indirect subsidiary of the French bank CDC IXIS. The shares of Telkonet common stock sold in the private offering are included in the registration statement of which this prospectus forms a part.

         On April 15, 2004 the Company will relocate its principal executive offices to 20374 Seneca Meadows Parkway, Germantown, Maryland 20876. The Company has executed a sub-lease agreement through November 2010 for approximately 11,600 square feet of commercial office space. The Company is responsible for an allocated portion of the build-out cost of the Germantown facility. The Company anticipates that it will spend approximately $400,000 in connection with this relocation, which includes aggregate build-out costs, security deposit, office furniture and telephone equipment. As of December 31, 2003, the Company has incurred approximately $50,000 in build-out costs and has paid to the landlord approximately $70,000 as a security deposit for the Germantown facility.

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement before deciding to purchase any shares of our common stock.

TELKONET IS EMERGING FROM ITS DEVELOPMENT STAGE AND HAS NO OPERATING HISTORY ON WHICH TO BASE AN EVALUATION OF ITS CURRENT BUSINESS AND FUTURE PROSPECTS.

         Telkonet is emerging from its development stage. As a result, it has no operating history upon which to base an evaluation of its current business and future prospects. The first PlugPlus(TM) product was introduced in July 2001. Since our formation, have not generated substantial revenues. Moreover, we do not currently have any contracts in place that will provide any significant revenue. Because of our lack of an operating history, management has limited insight into trends that may emerge and could materially adversely affect our business. Prospective investors should consider the risks and difficulties our company may encounter in its new and rapidly evolving market, especially given our lack of operating history. These risks include our ability to:

         o                 market the PlugPlus(TM)product suite;

         o                 build a customer base;

         o                 generate revenues;

         o                 compete favorably in a highly competitive market;

         o                 access sufficient capital to support growth;

         o                 recruit and retain qualified employees;

         o                 introduce new products and services; and

         o                 build technology and support systems.

WE HAVE A HISTORY OF OPERATING LOSSES AND AN ACCUMULATED DEFICIT AND WE EXPECT TO CONTINUE TO INCUR LOSSES FOR THE FORESEEABLE FUTURE.

         Since inception through December 31, 2003, we have incurred cumulative losses of $14,116,612 and have never generated enough funds through our operations to support our business. We expect to continue to incur substantial operating losses through 2004. Our losses to date have resulted principally from:

         o research and development costs relating to the development of our PlugPlus(TM)product suite;

         o costs and expenses associated with manufacturing, distribution and marketing of our products;

         o        general and administrative costs relating to our operations;
                  and

         o interest expense related to our Series A and Series B Debentures and our Senior Notes.

         We are currently unprofitable and may never become profitable. Since inception, we have funded our research and development activities primarily from private placements of equity and debt securities, a bank loan and short term loans from certain of our executive officers. As a result of our substantial research and development expenditures and limited product revenues, we have incurred substantial net losses. Our ability to achieve profitability will depend primarily on our ability to successfully commercialize the PlugPlus(TM) product suite.

POTENTIAL FLUCTUATIONS IN OPERATING RESULTS COULD HAVE A NEGATIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

         Our operating results may fluctuate significantly in the future as a result of a variety of factors, most of which are outside our control, including:

         o        the level of use of the Internet;

         o        the demand for high-tech goods;

         o the amount and timing of capital expenditures and other costs relating to the expansion of our operations;

         o        price competition or pricing changes in the industry;

         o        technical difficulties or system downtime;

         o economic conditions specific to the internet and communications industry; and

         o        general economic conditions.

         Our quarterly results may also be significantly impacted by certain accounting treatment of acquisitions, financing transactions or other matters. Such accounting treatment could have a material impact on the results for any quarter and have a negative impact on the price of our common stock.

OUR DIRECTORS AND EXECUTIVE OFFICERS OWN A SUBSTANTIAL PERCENTAGE OF OUR ISSUED AND OUTSTANDING COMMON STOCK. THEIR OWNERSHIP COULD ALLOW THEM TO EXERCISE SIGNIFICANT CONTROL OVER CORPORATE DECISIONS.

         As of December 31, 2003, our officers and directors owned 24.6% of our common stock. This means that our officers and directors, as a group, exercise significant control over matters upon which our stockholders may vote, including the selection of the Board of Directors, mergers, acquisitions and other significant corporate transactions.

FURTHER ISSUANCES OF EQUITY SECURITIES MAY BE DILUTIVE TO CURRENT STOCKHOLDERS.

         Although the funds raised in our private placement of debt and equity securities are being used for general working capital purposes, it is likely that we will be required to seek additional capital in the future. This capital funding could involve one or more types of equity securities, including convertible debt, common or convertible preferred stock and warrants to acquire common or preferred stock. Such equity securities could be issued at or below the then-prevailing market price for our common stock. Any issuance of additional shares of our common stock will be dilutive to existing stockholders and could adversely affect the market price of our common stock.

THE EXERCISE OF OPTIONS AND WARRANTS OUTSTANDING AND AVAILABLE FOR ISSUANCE MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

         As of December 31, 2003, we had outstanding employee options to purchase a total of 8,293,000 shares of common stock at exercise prices ranging from $1.00 to $3.68 per share, with a weighted average exercise price of $1.19. As of December 31, 2003, the Company had outstanding non-employee options to purchase a total of 3,267,500 shares of common stock at an exercise price of $1.00 per share. As of December 31, 2003, we had warrants outstanding to purchase a total of 5,159,490 shares of common stock at exercise prices ranging from $0.53 to $2.97 per share, with a weighted average exercise price of $1.01. In addition, as of December 31, 2003, we had 3,439,500 additional shares of common stock which may be issued in the future under the Telkonet, Inc. Stock Incentive Plan. The exercise of outstanding options and warrants and the sale in the public market of the shares purchased upon such exercise will be dilutive to existing stockholders and could adversely affect the market price of our common stock.

THE POWERLINE COMMUNICATIONS INDUSTRY IS INTENSELY COMPETITIVE AND RAPIDLY EVOLVING.

         We operate in a highly competitive, quickly changing environment, and our future success depends on our ability to develop and introduce new products and product enhancements that achieve broad market acceptance in commercial and governmental sectors. Our future success will depend, in large part, upon our ability to identify demand trends in the commercial and governmental sectors and quickly develop, manufacture and sell products that satisfy these demands in a cost effective manner. We will also need to respond effectively to new product announcements by our competitors by quickly introducing competitive products.

         Delays in product development and introduction could result in:

         o        loss of or delay in revenue and loss of market share;

         o        negative publicity and damage to our reputation and brand; and

         o        decline in the average selling price of our products.

GOVERNMENT REGULATION OF OUR PRODUCTS COULD IMPAIR OUR ABILITY TO SELL SUCH PRODUCTS IN CERTAIN MARKETS.

         FCC rules permit the operation of unlicensed digital devices that radiate radio frequency emissions if the manufacturer complies with certain equipment authorization procedures, technical requirements, marketing restrictions and product labeling requirements. Differing technical requirements apply to "Class A" devices intended for use in commercial settings, and "Class

B" devices intended for residential use to which more stringent standards apply. An independent, FCC-certified testing lab has verified that our PlugPlus(TM) product suite complies with the FCC technical requirements for Class A and Class B digital devices. No further testing of these devices is required and the devices may be manufactured and marketed for commercial and residential use. Additional devices designed by us for commercial and residential use will be subject to the FCC rules for unlicensed digital devices. Moreover, if in the future, the FCC changes its technical requirements for unlicensed digital devices, further testing and/or modifications of devices may be necessary. Failure to comply with any FCC technical requirements could impair our ability to sell our products in certain markets and could have a negative impact on our business and results of operations.

PRODUCTS SOLD BY OUR COMPETITORS COULD BECOME MORE POPULAR THAN OUR PRODUCTS OR RENDER OUR PRODUCTS OBSOLETE.

         The market for powerline communications products is highly competitive. Although we are presently the only company marketing PLC products to the commercial segment, Linksys Group, Inc. and Netgear, Inc. offer similar PLC solutions for the residential market. There can be no assurance that Linksys Group, Netgear or any other company will not develop PLC products that compete with our products in the future. These potential competitors have longer operating histories, greater name recognition and substantially greater financial, technical, sales, marketing and other resources. These potential competitors may, among other things, undertake more extensive marketing campaigns, adopt more aggressive pricing policies, obtain more favorable pricing from suppliers and manufacturers and exert more influence on the sales channel than we can. As a result, we may not be able to compete successfully with these potential competitors and these potential competitors may develop or market technologies and products that are more widely accepted than those being developed by us or that would render our products obsolete or noncompetitive. We anticipate that potential competitors will also intensify their efforts to penetrate our target markets. These potential competitors may have more advanced technology, more extensive distribution channels, stronger brand names, bigger promotional budgets and larger customer bases than we do. These companies could devote more capital resources to develop, manufacture and market competing products than we could. If any of these companies are successful in competing against us, our sales could decline, our margins could be negatively impacted, and we could lose market share, any of which could seriously harm our business and results of operations.

THE FAILURE OF THE INTERNET TO CONTINUE AS AN ACCEPTED MEDIUM FOR BUSINESS COMMERCE COULD HAVE A NEGATIVE IMPACT ON OUR RESULTS OF OPERATIONS.

         Our long-term viability is substantially dependent upon the continued widespread acceptance and use of the Internet as a medium for business commerce. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users. There can be no assurance that the Internet infrastructure will continue to be able to support the demands placed on it by this continued growth. In addition, delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity or increased governmental regulation could slow or stop the growth of the Internet as a viable medium for business commerce. Moreover, critical issues concerning the commercial use of the Internet (including security, reliability, accessibility and quality of service) remain unresolved and may adversely affect the growth of Internet use or the attractiveness of its use for business commerce. The failure of the necessary infrastructure to further develop in a timely manner or the failure of the Internet to continue to develop rapidly as a valid medium for business would have a negative impact on our results of operations.

FAILURE OF OUR SERVICES AND PRODUCTS TO BE SUCCESSFUL IN THE MARKETPLACE COULD HAVE A NEGATIVE EFFECT ON OUR RESULTS OF OPERATIONS.

         Since we are just emerging from our development stage, we do not know with any certainty whether our services and/or products will be accepted within the business marketplace. If our services and/or products prove to be unsuccessful within the marketplace, or if we fail to attain market acceptance, it could have a negative effect on our results of operations.

WE MAY NOT BE ABLE TO OBTAIN PATENTS, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         Our ability to compete effectively in the powerline technology industry will depend on our success in acquiring suitable patent protection. We also have several patents pending. We intend to file additional patent applications that we deem to be economically beneficial. If we are not successful in obtaining patents, or protecting issued patents against infringement, we will have limited protection against those who might copy our technology. As a result, the failure to obtain and defend patents could negatively impact our business and results of operations. In September 2003, Telkonet received approval from the U.S. Patent and Trademark Office for its "Method and Apparatus for Providing Telephonic Communication Services" patent. Notwithstanding the issuance of this patent, there can be no assurance that any of Telkonet's current or future patent applications will be granted, or, if granted, that such patents will provide necessary protection for Telkonet's technology or its product offerings, or be of commercial benefit to Telkonet.

INFRINGEMENT BY THIRD PARTIES ON OUR PROPRIETARY TECHNOLOGY AND DEVELOPMENT OF SUBSTANTIALLY EQUIVALENT PROPRIETARY TECHNOLOGY BY OUR COMPETITORS COULD NEGATIVELY IMPACT OUR BUSINESS.

         Our success depends partly on our ability to maintain patent and trade secret protection, to obtain future patents and licenses, and to operate without infringing on the proprietary rights of third parties. There can be no assurance that the measures we have taken to protect our intellectual property, including those integrated to our PlugPlus(TM) product suite, will prevent misappropriation or circumvention. In addition, there can be no assurance that any patent application, when filed, will result in an issued patent, or that our existing patents, or any patents that may be issued in the future, will provide us with significant protection against competitors. Moreover, there can be no assurance that any patents issued to, or licensed by, us will not be infringed upon or circumvented by others. Infringement by third parties on our proprietary technology could negatively impact our business. Litigation to establish the validity of patents, to assert infringement claims against others, and to defend against patent infringement claims can be expensive and time-consuming, even if the outcome is in our favor. We also rely to a lesser extent on unpatented proprietary technology, and no assurance can be given that others will not independently develop substantially equivalent proprietary information, techniques or processes or that we can meaningfully protect our rights to such unpatented proprietary technology. Development of substantially equivalent technology by our competitors could negatively impact our business.

WE DEPEND ON A SMALL TEAM OF SENIOR MANAGEMENT, AND WE MAY HAVE DIFFICULTY ATTRACTING AND RETAINING ADDITIONAL PERSONNEL.

         Our future success will depend in large part upon the continued services and performance of senior management and other key personnel. If we lose the services of any member of our senior management team, our overall operations could be materially and adversely affected. In addition, our future success will depend on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, marketing, purchasing and customer service personnel when they are needed. Competition for these individuals is intense. We cannot ensure that we will be able to successfully attract, integrate or retain sufficiently qualified personnel when the need arises. Any failure to attract and retain the necessary technical, managerial, marketing, purchasing and customer service personnel could have a negative effect on our financial condition and results of operations.

                           FORWARD-LOOKING STATEMENTS

         This prospectus and any prospectus supplement may contain "forward-looking statements" which represent our expectations or beliefs, including, but not limited to, statements concerning industry performance and our results, operations, performance, financial condition, plans, growth and strategies, which include, without limitation, statements preceded or followed by or that include the words "may," "will," "expect," "anticipate," "intend," "could," "estimate," or "continue" or the negative or other variations thereof or comparable terminology. Any statements contained in this prospectus, any prospectus supplement or the information incorporated by reference that are not statements of historical fact may be deemed to be forward-looking statements within the meaning of Section 27(A) of the Securities Act of 1933 and Section 21(F) of the Securities Exchange Act of 1934. For such statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements by their nature involve substantial risks and uncertainties, some of which are beyond our control, and actual results may differ materially depending on a variety of important factors, many of which are also beyond our control. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We do not undertake any obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except to the extent such updates and/or revisions are required to prevent these forward-looking statements from being materially false or misleading.

                                 USE OF PROCEEDS

         All net proceeds from the sale of our common stock will go to the selling stockholders selling common stock under this prospectus. We will not receive any proceeds from the sale of the common stock sold by the selling stockholders.

                              SELLING STOCKHOLDERS

         The following table provides certain information regarding the selling stockholder's beneficial ownership of our common stock prior to and after the offering. The aggregate number of shares in this offering constitutes 35.9% of our issued and outstanding shares of common stock. Beneficial ownership is determined under the Securities and Exchange Commission's rules, and generally includes voting or investment power with respect to securities. Except where otherwise indicated, each of the following selling stockholders exercises sole voting and investment control over the shares of our common stock owned by them.

                                                              NUMBER OF       NUMBER OF     NUMBER OF
                                                             SHARES OWNED   SHARES BEING   SHARES OWNED
                                                             PRIOR TO THE    OFFERED FOR    AFTER THE     PERCENTAGE
                    SELLING STOCKHOLDER                        OFFERING         SALE         OFFERING      OF CLASS
                    -------------------                        --------         ----         --------      --------
A. Boardman Oil Company (1)                                       10,000          10,000         0            0%
Cynthia S. Abshire                                                12,551          12,551         0            0%
Robert Abshire                                                     5,000           5,000         0            0%
Michael and Maria Accattato                                       30,000          30,000         0            0%
Activest Investmentgsellschaft S.A. (2)                          300,000         300,000         0            0%
AG United (3)                                                     20,000          20,000         0            0%
Augusta Cardiology Clinic (4)                                     94,761          94,761         0            0%
Faisal Alhegelan                                                  45,000          45,000         0            0%
Burgess M. Allen, Jr.                                             14,498          14,498         0            0%
Henry Alperin                                                     92,068          92,068         0            0%
Mark D. Anderson                                                   3,500           3,500         0            0%
Ozcan Ardan                                                        5,116           5,116         0            0%
Wendel B. Ardrey                                                  10,000          10,000         0            0%
Kerry Armbruster                                                  45,942          45,942         0            0%
Tonya C. Armstrong                                                 4,000           4,000         0            0%
Sonan L. Ashley                                                   71,685          71,685         0            0%
Linda Attkisson                                                    1,585           1,585         0            0%
Ronald Attkisson                                                  26,412          26,412         0            0%
Attkisson Carter & Co.                                            32,930          32,930         0            0%
Asymmetric Communications Ltd. (5)                                25,000          25,000         0            0%
Burton B. Barmore                                                 20,471          20,471         0            0%
Bryan W. and Laura A. Baughman                                     7,212           7,212         0            0%
Bayern-Invest Kapitalanlagegesellschaft mbH (6)                1,100,000       1,100,000         0            0%
Rod K. Beckstead                                                  17,600          17,600         0            0%
Matthew K. Beckstead Revocable Trust (7)                          63,333          63,333         0            0%
Berkin Business S.A. (8)                                          47,619          47,619         0            0%
Valerie Biskey                                                    26,347          26,347         0            0%
Horace G. Blalock                                                 47,050          47,050         0            0%
J. Dickey Boardman, Jr.                                            2,500          2,500          0            0%
Robert L. Bower                                                   20,000          20,000         0            0%
Barbara Sue Bramlett                                              10,471          10,471         0            0%
Jackie Brooks                                                    107,809         107,809         0            0%
Barry S. Bryant                                                   14,552          14,552         0            0%
Nasir Ali Shah Bukhari                                            50,000          50,000         0            0%
Carolyn H. Byrd                                                   47,619          47,619         0            0%
Patsy D. Clayton                                                   5,000           5,000         0            0%
Thomas E. Clayton                                                    377             377         0            0%
Clayton Reed Shop (9)                                             13,000          13,000         0            0%
Bryan Coats                                                        5,000           5,000         0            0%
I.R. Collier                                                       6,000           6,000         0            0%
Edward A. Corley                                                  59,037          59,037         0            0%
William D. Corley                                                 32,116          32,116         0            0%
James Cosper                                                       1,107           1,107         0            0%
John R. Cralle                                                    20,000          20,000         0            0%


                                       10

                                                              NUMBER OF       NUMBER OF     NUMBER OF
                                                             SHARES OWNED   SHARES BEING   SHARES OWNED
                                                             PRIOR TO THE    OFFERED FOR    AFTER THE     PERCENTAGE
                    SELLING STOCKHOLDER                        OFFERING         SALE         OFFERING      OF CLASS
                    -------------------                        --------         ----         --------      --------

Crestview Capital Fund II L.P. (10)                              128,571         128,571         0            0%
Crestview Capital Offshore Fund Inc. (11)                         14,285          14,285         0            0%
CrossHill Georgetown Capital (12)                                250,000         250,000         0            0%
Andrew and Patricia D'Angelo                                       5,000           5,000         0            0%
Charles W. Daniel                                                 57,350          57,350         0            0%
Dawnglen Finance Ltd. (13)                                       100,000         100,000         0            0%
Anthony H. and Julie P. DeCesaris (14)                         1,175,000       1,175,000         0            0%
Anthony DeCesaris, Jr.                                            22,000          22,000         0            0%
Joseph A. DeCesaris                                                  533             533         0            0%
Amy Dickson                                                        3,500           3,500         0            0%
Milton O. Dickson, Jr.                                             3,500           3,500         0            0%
Dicoronia Capital Ventures Ltd. (15)                             114,000         114,000         0            0%
Tommy Duncan                                                      47,619          47,619         0            0%
Barry Dunn                                                        54,942          54,942         0            0%
William A. Dunn                                                   70,942          70,942         0            0%
J. Martin Echols, Jr.                                            119,800         119,800         0            0%
Robert Edmond                                                     34,533          34,533         0            0%
Ehrenkrantz King Nussbaum (16)                                   137,000         137,000         0            0%
EPM AG (17)                                                       47,619          47,619         0            0%
EPM Holding AG (18)                                               47,619          47,619         0            0%
Fred C. Applegate Trust (19)                                     250,000         250,000         0            0%
Imre Eszenyi                                                     115,400         115,400         0            0%
Lenora Evans                                                      50,000          50,000         0            0%
Fridolin Fackelmayer                                              75,000          75,000         0            0%
Dorth G. Falls                                                    14,000          14,000         0            0%
Frank A. Farnesi                                                  11,904          11,904         0            0%
Frank and Marie Farnesi                                           31,250          31,250         0            0%
Edward J. Farrell                                                312,500         312,500         0            0%
Robert J. Ferrara                                                 41,413          41,413         0            0%
First Mirage, Inc. (20)                                           47,619          47,619         0            0%
First Montauk Securities Corp. (21)                               12,500          12,500         0            0%
Patsy A. Fisher                                                   14,871          14,871         0            0%
Kurt Friemann                                                     47,619          47,619         0            0%
Generation Capital Associates (22)                                70,000          70,000         0            0%
Joseph Gil                                                        12,000          12,000         0            0%
Donna Michelle Godwin Trust (23)                                     500             500         0            0%
Donald M. Gleklen                                                 43,154          43,154         0            0%
Donnie W. Guy                                                     23,000          23,000         0            0%
Thomas M. Hall                                                   156,094         156,094         0            0%
Richard A. Hansen                                                312,500         312,500         0            0%
Franklin D. Hart, Jr.                                             30,707          30,707         0            0%
Robert F. Heishman                                                20,000          20,000         0            0%
James A. Hendrickson                                              97,619          97,619         0            0%
High Capital Funding, LLC (24)                                    71,428          71,428         0            0%
James H. Hillis, Jr.                                              20,000          20,000         0            0%
Lynn Hitschler                                                   125,000         125,000         0            0%
Hitschler Enterprises LLC (25)                                   500,000         500,000         0            0%
Judith D. Hollington                                              14,500          14,500         0            0%
Larry N. Hollington                                               20,533          20,533         0            0%
A. Louis Hook, Jr.                                                10,471          10,471         0            0%
Kenneth S. Hudson                                                 16,466          16,466         0            0%
INKA Internationale Kapitalanlagegesellschaft mbH(26)          1,600,000       1,600,000         0            0%
ITF Mauritius (27)                                                50,000          50,000         0            0%
Faye S. Jennings                                                  10,000          10,000         0            0%
David E. Jones                                                     1,500           1,500         0            0%
Glen E. Jones                                                     25,000          25,000         0            0%
J. Pope Jones                                                    160,484         160,484         0            0%
J. Pope and Gail W. Jones                                          4,000           4,000         0            0%
Richard L. Keller                                                  5,236           5,236         0            0%
James R. Kelley                                                   20,198          20,198         0            0%
Nancy Kines                                                       20,942          20,942         0            0%
Langtry Trust Group (28)                                         125,000         125,000         0            0%
H.F. Lenfest                                                     431,547         431,547         0            0%
Joanne Leonard                                                     2,600           2,600         0            0%
Tom Leonard                                                       23,407          23,407         0            0%
James T. Lewis                                                    52,356          52,356         0            0%
Nancy P. Locklear                                                 15,707          15,707         0            0%


                                       11

                                                              NUMBER OF       NUMBER OF     NUMBER OF
                                                             SHARES OWNED   SHARES BEING   SHARES OWNED
                                                             PRIOR TO THE    OFFERED FOR    AFTER THE     PERCENTAGE
                    SELLING STOCKHOLDER                        OFFERING         SALE         OFFERING      OF CLASS
                    -------------------                        --------         ----         --------      --------

Dianne H. Lollis                                                   5,500           5,500         0            0%
Hoyt G. Lowder                                                    95,238          95,238         0            0%
Howard and Barbara Lubert                                        100,000         100,000         0            0%
Earl H. Marshall                                                  20,000          20,000         0            0%
Phillip R. Mason                                                 160,471         160,471         0            0%
Joseph H. May                                                      7,900           7,900         0            0%
Alice McCoy                                                       11,900          11,900         0            0%
J. Lavern McCullough                                              15,707          15,707         0            0%
Cynthia L. McDonald                                               56,649          56,649         0            0%
Daniel and Arlene McGinnis                                        62,500          62,500         0            0%
M. Dixon McKay                                                   156,742         156,742         0            0%
Meadow Ventures (29)                                              55,000          55,000         0            0%
Eugenia Medlock                                                   66,413          66,413         0            0%
Kyros Melas                                                      115,000         115,000         0            0%
Clare C. Merica                                                      500             500         0            0%
Maria Molinski                                                    11,904          11,904         0            0%
Louis Mulherin, Jr.                                               71,190          71,190         0            0%
Julian I. Murphy                                                  10,000          10,000         0            0%
Hilary Musser                                                     25,000          25,000         0            0%
Peter Musser, Jr.                                                545,238         545,238         0            0%
The Musser Foundation (30)                                       235,027         235,027         0            0%
Eric A. Newquist                                                     500             500         0            0%
Oxa Trade & Finance Ltd. (31)                                    100,000         100,000         0            0%
P&V Assurances SC (32)                                           250,000         250,000         0            0%
John G. and Nancy Lee Page                                        27,762          27,762         0            0%
Andrew Panzo                                                      18,750          18,750         0            0%
Pasquale Patrizio                                                 17,261          17,261         0            0%
Ernest Pellegrino                                                 20,000          20,000         0            0%
Selena J. Peregoy                                                  5,500           5,500         0            0%
Brian K. Phelan                                                  100,000         100,000         0            0%
Ronald W. Pickett                                                 72,741          72,741         0            0%
Jana S. Pine                                                      36,673          36,673         0            0%
Pogue World Fund, Ltd. (33)                                      100,000         100,000         0            0%
Ted A. Poore                                                      12,000          12,000         0            0%
Maxim Povolotsky                                                   5,000           5,000         0            0%
Randall Redmond                                                    5,000           5,000         0            0%
Kenneth J. Remington                                              15,707          15,707         0            0%
Caroline T. Richardson                                            81,413          81,413         0            0%
Furman Terry Richardson                                            3,000           3,000         0            0%
Pamela K. Richardson                                              37,936          37,936         0            0%
Michael C. Rogers                                                 10,000          10,000         0            0%
Michael C. and Pamela Rogers                                      10,000          10,000         0            0%
Orhan Sadik-Khan                                                  78,200          78,200         0            0%
Dawn Saggus                                                       15,707          15,707         0            0%
Kenneth D. Simpson                                                40,666          40,666         0            0%
Kimberly Sligh                                                     8,233           8,233         0            0%
E. Barry Smith                                                    38,579          38,579         0            0%
E. Barry and Donna M. Smith                                       20,000          20,000         0            0%
William A. Smith                                                  20,942          20,942         0            0%
Diane J. Swiggard                                                 38,579          38,579         0            0%
James J. and Diane J. Swiggard                                    20,000          20,000         0            0%
Sofaer Capital Global Hedge Fund (34)                          1,000,000       1,000,000         0            0%
The Hart Organization Corp. (35)                                  53,809          53,809         0            0%
Thomas D. Thompson                                                26,942          26,942         0            0%
John W. Thurmond, III                                             10,000          10,000         0            0%
Rudolph and Monica Treichel                                       10,000          10,000         0            0%
Truk Opportunity Fund, LLC (36)                                   50,000          50,000         0            0%
Phoebe Tuten                                                       5,000           5,000         0            0%
Hilton E. Vaughn, Sr.                                             20,942          20,942         0            0%
John R. Velky                                                    176,000         176,000         0            0%
Gerald A. Ventresca                                                  500             500         0            0%
Gina C. Ventresca                                                    500             500         0            0%
Vereins-Und Westbank AG (37)                                      50,000          50,000         0            0%
Veritas SG Investment Trust GmbH (38)                            750,000         750,000         0            0%
Geraldine N. Videtto                                              18,848          18,848         0            0%
WEC Partners LLC                                                  47,619          47,619         0            0%
Jimmy L. Wilcher                                                  15,000          15,000         0            0%
Regina Wilcher                                                     2,000           2,000         0            0%
Laurie Wiley                                                      21,771          21,771         0            0%
Jack T. Williams                                                  35,602          35,602         0            0%
George M. Willson                                                  3,000           3,000         0            0%
Ken Wilson                                                        10,000          10,000         0            0%
Gary Winston                                                      51,000          51,000         0            0%
I. Camille Woodruff                                                7,330           7,330         0            0%


----------------------------
(1) John Dickey Boardman, Jr. exercises direct voting and investment control over the shares of our common stock owned by A. Boardman Oil Company.
(2) Bruno Tretter and Dieter Beil exercise direct voting and investment control over the shares of our common stock owned by Activest Investmentgesellschaft S.A.
(3) Abdul Karim exercises direct voting and investment control over the shares of our common stock owned by AG United.
(4) Brian Phelan exercises direct voting and investment control over the shares of our common stock owned by Augusta Cardiology Clinic.
(5) A.J. Hogan exercises direct voting and investment control over the shares of our common stock owned by Asymmetric Communications Ltd.
(6) Bernhard Kriwanek exercises direct voting and investment control over the shares of our common stock owned by Bayern-Invest Kapitalanlagegesellschaft mbH.
(7) Matthew K. Beckstead exercises direct voting and investment control over the shares of our common stock owned by the Matthew K. Beckstead Revocable Trust.
(8) Kurt Freimann exercises direct voting and investment control over the shares of our common stock owned by Berkin Business S.A.
(9) Thomas E. Clayton exercises direct voting and investment control over the shares of our common stock owned by Clayton Reed Shop.
(10) M.A.C. Buckley exercises direct voting and investment control over the shares of our common stock owned by Dawnglen Finance Ltd.
(11) Richard Levy exercises direct voting and investment control over the shares of our common stock owned by Crestview Capital Fund II LP.
(12) Richard Levy exercises direct voting and investment control over the shares of our common stock owned by Crestview Capital Offshore Fund Inc.
(13) Clive Barton and Kathy Gillen exercise direct voting and investment control over the shares of our common stock owned by Dicoronia Capital Ventures Ltd.
(14) Includes 120,000 shares of our common stock held for the benefit of Alexandria, Gabrielle and Catherine DeCesaris and 355,000 shares of our common stock held for the benefit of Luke Moeller DeCesaris and Jessica Parlett DeCesaris, the DeCesaris' minor children.
(15) Anthony Ottimo exercises direct voting and investment control over the shares of our common stock owned by Ehrenkrantz King Nussbaum.
(16) Stuart Yarbrough exercises direct voting and investment control over the shares of our common stock owned by CrossHill Georgetown Capital.
(17) Kurt Freimann exercises direct voting and investment control over the shares of our common stock owned by EPM AG.
(18) Kurt Freimann exercises direct voting and investment control over the shares of our common stock owned by EPM Holding AG.
(19) Fred C. Applegate exercises direct voting and investment control over the shares of our common stock owned by Fred C. Applegate Trust.
(20) Fred A. Brasch exercises direct voting and investment control over the shares of our common stock owned by First Mirage, Inc.
(21) Bill Kurinsky exercises direct voting and investment control over the shares of our common stock owned by First Montauk Securities Corp.
(22) David A. Rapaport exercises direct voting and investment control over the shares of our common stock owned by Generation Capital Associates.
(23) Gerald A. Ventresca exercises direct voting and investment control over the shares of our common stock owned by the Donna Michelle Godwin Trust.
(24) David A. Rapaport exercises direct voting and investment control over the shares of our common stock owned by High Capital Funding, LLC.
(25) W. A. Hitschler exercises direct voting and investment control over the shares of our common stock owned by Hitschler Enterprises LLC.
(26) Bert Ziberi and Bernd Franke exercise direct voting and investment control over the shares of our common stock owned by INKA Internationale Kapitalanlagegesellschaft mbH.
(27) Vikas Mehrotra exercises direct voting and investment control over the shares of our common stock owned by ITF Mauritius.
(28) John Pierce and John Asplet, Directors exercises direct voting and investment control over the shares of our common stock owned by Langtry Trust Group.
(29) Bruce L. Evans, General Partner exercises direct voting and investment control over the shares of our common stock owned by Meadow Ventures.
(30) Carl G. Sempier, Trustee exercises direct voting and investment control over the shares of our common stock owned by The Musser Foundation.

(31) Mai Pogue exercises direct voting and investment control over the shares of our common stock owned by Oxa Trade & Finance Ltd.
(32) Jean-Paul Lardinois has direct voting and investment control over the shares of our common stock owned by P&V Assurances SC.
(33) Mai Pogue exercises direct voting and investment control over the shares of our common stock owned by Pogue World Fund, Ltd.
(34) Michael Sofaer exercises direct voting and investment control over the shares of our common stock owned by Sofaer Capital Global Hedge Fund.
(35) Frank E. Hart exercises direct voting and investment control over the shares of our common stock owned by The Hart Organization Corp.
(36) Michael E. Fein exercises direct voting and investment control over the shares of our common stock owned by Truk Opportunity Fund, LLC.
(37) Arnold Amsinck exercises directing voting and investment control over the shares of our common stock owned by Vereins-Und Westbank AG.
(38) Ralf Freiherr von Ziegesar exercises directing voting and investment control over the shares of our common stock owned by Veritas SG Investment Trust GmbH.


                              PLAN OF DISTRIBUTION

         The selling stockholders, or their pledgees, donees, transferees or other successors in interest may, from time to time, sell all or a portion of the shares at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The selling stockholders may offer their shares at various times in one or more of the following transactions:

         o on any national securities exchange, or other market on which our common stock may be listed at the time of sale;

         o        in the over-the-counter market;

         o through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         o through purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

         o in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

         o        through options, swaps or derivatives;

         o        in privately negotiated transactions;

         o        in transactions to cover short sales; and

         o        through a combination of any such methods of sale.

         In addition, the selling stockholders may also sell their shares that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 under the terms of such rule rather than pursuant to this prospectus.

         The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares upon terms and conditions that will be described in the applicable prospectus supplement. In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from a selling stockholder or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser in amounts to be negotiated. Such compensation may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of such shares commissions as described above.

         The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in sales of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

         From time to time the selling stockholders may be engaged in short sales, short sales against the box, puts and calls and other hedging transactions in our securities, to the extent permitted by applicable law and exchange regulations, and may sell and deliver the shares in connection with such transactions or in settlement of securities loans. These transactions may be entered into with broker-dealers or other financial institutions. In addition, from time to time, a selling stockholder may pledge its shares pursuant to the margin provisions of its customer agreements with its broker-dealer. Upon delivery of the shares or a default by a selling stockholder, the broker-dealer or financial institution may offer and sell the pledged shares from time to time.

                                     EXPERTS

         The consolidated financial statements of Telkonet incorporated in this prospectus by reference to our Form 10-KSB for the years ended December 31, 2003 and 2002 have been audited by Russell Bedford Stefanou Mirchandani LLP, independent certified public accountants, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         An opinion has been rendered by the law firm of Baker & Hostetler LLP to the effect that the shares of our common stock offered by the selling stockholders under this prospectus are legally issued, fully paid and non-assessable.

                      INFORMATION INCORPORATED BY REFERENCE

         The Securities and Exchange Commission allows us to incorporate by reference the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring to another document filed separately with the Securities and Exchange Commission. The information that we file with the Securities and Exchange Commission after the date of this prospectus will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any filings we make with the Securities and Exchange Commission under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and until all of the shares of our common stock offered by this prospectus are sold.

         o Annual Report on Form 10-KSB for the year ended December 31, 2003, filed on March 30, 2004;

         o        Current Report on Form 8-K, filed on January 23, 2004;

         o        Current Report on Form 8-K, filed on January 28, 2004;

         o        Current Report on Form 8-K, filed on February 26, 2004;

         o        Current Report on Form 8-K, filed on March 19, 2004;

         o The description of our common stock contained in our registration statement on Form 8-A, filed on January 28, 2004.

         Any statement contained in a document incorporated or considered to be incorporated by reference into this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

         You may request a copy of any of the documents that are incorporated by reference into this prospectus, other than exhibits that are not specifically incorporated by reference into such documents, and our certificate of incorporation and bylaws, at no cost, by writing or telephoning us at the following address:

                               Corporate Secretary
                                 Telkonet, Inc.
                               902-A Commerce Road
                            Annapolis, Maryland 21401
                                 (410) 897-5900

                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934 pursuant to which we file reports and other information with the Securities and Exchange Commission. These reports and other information may be inspected and copied at public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Securities and Exchange Commission's public reference facilities can be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies may be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at its principal office in Washington, D.C. The Securities and Exchange Commission also maintains an internet web site that contains periodic and other reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission's web site is http://www.sec.gov. We also maintain an internet website that contains all of our periodic and other reports, proxy and information statements and other information. The address of our website is http://www.telkonet.com.

         All information concerning us contained in this prospectus has been furnished by us. No person is authorized to make any representation with respect to the matters described in this prospectus other than those contained in this prospectus and if given or made must not be relied upon as having been authorized by us or any other person.

         We have not authorized anyone to give any information or make any representation about our company that is different from, or in addition to, that contained in this prospectus. Therefore, if anyone gives you such information, you should not rely on it. You should not assume that the information contained in this document is accurate after the date of this prospectus unless the information specifically indicates that another date applies.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, all of which are being borne by the registrant.


Securities and Exchange Commission Registration Fee........      $  10,054
Accounting Fees and Expenses...............................      $  10,000
Legal Fees and Expenses....................................      $  20,000
Printing Fees and Expenses.................................      $   5,000
Miscellaneous..............................................      $   2,000
                                                             -----------------
TOTAL......................................................      $  47,054
                                                             =================


Each amount set forth above, except the Securities and Exchange Commission registration fee, is estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to Section 16-10a-902 of the Utah Business Corporation Act, which enables Telkonet to indemnify an individual made a party to a proceeding because he is or was a director of Telkonet if (i) his conduct was in good faith, (ii) he reasonably believed his conduct was in, or not opposed to, Telkonet's best interests, and (iii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, Telkonet may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (ii) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit. The Utah Business Corporation Act also permits Telkonet to purchase insurance on behalf of any person that is or was a director, officer, employee, fiduciary or agent of Telkonet. Telkonet's amended and restated articles of incorporation provide in effect for the elimination of the personal liability of Telkonet's directors and for the indemnification by Telkonet of each director and officer of Telkonet, in each case, to the fullest extent permitted by applicable law. Telkonet purchases and maintains insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of Telkonet against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not Telkonet would have the power or the obligation to indemnify him or her against such liability under the provisions of Telkonet's amended and restated articles of incorporation.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT
NUMBER            DESCRIPTION OF EXHIBITS
------            -----------------------

1 Placement Agency Agreement, dated February 16, 2004, by and between Telkonet, Inc. and CDC Securities

4.1 Form of Series A Convertible Debenture (incorporated by reference to our Form 10-KSB (No. 000-27305), filed on March 31, 2003)

4.2 Form of Series A Non-Detachable Warrant (incorporated by reference to our Form 10- KSB (No. 000-27305), filed on March 31, 2003)

4.3 Form of Series B Convertible Debenture (incorporated by reference to our Form 10-KSB (No. 000-27305), filed on March 31, 2003)

4.4 Form of Series B Non-Detachable Warrant (incorporated by reference to our Form 10- KSB (No. 000-27305), filed on March 31, 2003)

4.5 Form of Senior Note (incorporated by reference to our Registration Statement on Form S-1 (No. 333-108307), filed on August 28, 2003)

4.6 Form of Non-Detachable Senior Note Warrant (incorporated by reference to our Registration Statement on Form S-1 (No. 333-108307), filed on August 28, 2003)

5 Opinion of Baker & Hostetler LLP as to the validity of the issuance of the common stock of Telkonet, Inc. being registered

23.1 Consent of Russell Bedford Stefanou Mirchandani LLP relating to the financial statements of Telkonet, Inc.

23.2              Consent of Baker & Hostetler LLP (included in Exhibit 5)

24                Power of Attorney (included on signature page)

ITEM 17. UNDERTAKINGS.

                  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(a) and (1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, State of Maryland, on the 13th. day of April, 2004.

                                                    TELKONET, INC.

                                             By: /S/ RONALD W. PICKETT
                                                 -------------------------
                                                     Ronald W. Pickett
                                                     Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald W. Pickett, E. Barry Smith and Robert P. Crabb, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on April 13th., 2004 by the following persons in the capacities indicated below.

SIGNATURE                              TITLE
---------                              -----

/S/ RONALD W. PICKETT                  Chief Executive Officer and
---------------------                  Director (Principal Executive Officer)
Ronald W. Pickett

/S/ E. BARRY SMITH                     Chief Financial Officer (Principal
------------------                     Financial and Accounting Officer)
E. Barry Smith

/S/ DAVID POWELL                       Chief Operating Officer
----------------
David Powell

/S/ STEPHEN L. SADLE                   Senior Vice President and Director
--------------------
Stephen L. Sadle

/S/ WARREN V. MUSSER                   Chairman of the Board of Directors
--------------------
Warren V. Musser

/S/ A. HUGO DECESARIS                  Director
---------------------
A. Hugo DeCesaris

/S/ DAVID W. GRIMES                    Director
-------------------
David W. Grimes

/S/ THOMAS C. LYNCH                    Director
-------------------
Thomas C. Lynch

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION OF EXHIBITS
------            -----------------------

1                 Placement Agency Agreement, dated February 16, 2004, by and between Telkonet, Inc. and CDC Securities
4.1               Form of Series A Convertible Debenture (incorporated by
                  reference to our Form 10-KSB (No. 000-27305), filed on March
                  31, 2003)
4.2               Form of Series A Non-Detachable Warrant (incorporated by
                  reference to our Form 10- KSB (No. 000-27305), filed on March
                  31, 2003)
4.3               Form of Series B Convertible Debenture (incorporated by
                  reference to our Form 10-KSB (No. 000-27305), filed on March
                  31, 2003)
4.4               Form of Series B Non-Detachable Warrant (incorporated by
                  reference to our Form 10- KSB (No. 000-27305), filed on March
                  31, 2003)
4.5               Form of Senior Note (incorporated by reference to our
                  Registration Statement on Form S-1 (No. 333-108307), filed on
                  August 28, 2003)
4.6               Form of Non-Detachable Senior Note Warrant (incorporated by reference to our Registration Statement on Form S-1 (No.
                  333-108307), filed on August 28, 2003)
5                 Opinion of Baker & Hostetler LLP as to the validity of the issuance of the common stock of Telkonet, Inc. being
                  registered
23.1              Consent of Russell Bedford Stefanou Mirchandani LLP relating to the financial statements of Telkonet, Inc.
23.2              Consent of Baker & Hostetler LLP (included in Exhibit 5)
24                Power of Attorney (included on signature page)